 Exhibit 4.15

天津平安泰达金融中心项目

销售代理服务

合同协议书

Sales Agent Service Contract Agreement for

Tianjin Ping’an TEDA Finance Center Project

甲方 ：天津市美银房地产开发有限公司

Party A: Tianjin Meiyin Real Estate Development Co.Ltd.

乙方 ：天津明大嘉和置业股份有限公司

Party B: Tianjin Mingda Jiahe Real Estate Co. Ltd.

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天津平安泰达金融中心项目

销售代理服务合同协议书

Sales Agent Service Contract for Tianjin Ping’an TEDA Finance Center Project

本合同于 2019年 1 月 日根据《中华人民共和国合同法》及其他法律规定在 中国天津市 签订。协议各方为：

According to “Contract law of PRC” and other laws and regulations, the contract is entered into in Jan. 2019 in Tianjin, china.

委托人（以下简称甲方）

Consigner （hereafter referred as Party A）

单位名称：天津市美银房地产开发有限公司

Organization: Tianjin Meiyin Real Estate Development Co. Ltd.

受托人（以下简称乙方）

Consignee (hereafter referred as Party B)

单位名称：天津明大嘉和置业股份有限公司

Organization: Tianjin Mingda Jiahe Real Estate Co. Ltd.

名词解释：Term explanation:

开盘时间：甲方已取得本项目预售许可证及相关法律文件后，经甲、乙双方商定的本项目房源正式对外销售的日期。

Quotation opening date: agreed date by Party A and Party B to formally sell project’s houses

对外销售报价：乙方根据甲方确认的单套对外销售价格。

Quotation: unit selling price by Party B upon confirmation of Party A

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对外销售均价：乙方根据甲方确认的可售房源均销售报价区间。

Average selling price: average quotation interval for houses’ saleable by Party B upon Party A‘s confirmation

销售率：是指达到销售业绩确认标准的商品物业（单位数：面积）占甲方交付乙方销售服务可售商品物业总（单位数：面积）的比例。

Sales rate: percentage of the commercial property which is up to the standard recognized as sales results in aggregate saleable property areas（unit：area） of sales service delivered by Party A to Party B

销售佣金：甲方按规定向乙方支付佣金作为乙方负责实施的销售服务工作的报酬。

Sales commission: commission paid by Party A to Party B as compensation for sales service performed by Party B

第一条 联合标的及工作内容

I. Joint target and responsibilities

1.1 销售服务标的名称Name of sales service target

天津平安泰达金融中心项目公寓产品（以下简称本项目）(■暂定名□推广名□正式名）

Apartments product for Tianjin ping’an TEDA finance center project （hereafter referred as the project）(■Temporary name□Extension name□Official name）

□ 项目地块编号Project land lot： □土地证编号Land certificate： □预售证号Pre-sales permit：

1.2 销售服务标的位置Location of sales service target

位于天津市河西区，东至南昌路，南至合肥道，西至九江路，北至马场道旁。

Located in Hexi district Tianjin, to the Nanchang Road in the east, to the Hefei Road in the south, to the Jiujiang Road in the west, to the Machang Road in the north

1.3 销售服务标的类型、面积及套数Type, area and numbers of sales service target

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销售服务标的总建筑面积约为 70,090.00 平方米，共计 596 套，具体以甲方确定并通知为准。

Total floor areas about 70,090.00 M2, 596 apartments, to be determined upon Party A‘s notice

上述各项经济技术指标最终以测绘部门的暂测面积为准，具体详情以甲、乙双方签署之每批次《开盘确认单》为准（若为中途进场则以双方确认的《销售服务房号明细表》为准），甲方于取得预（现）售许可证后的 10 日内（必须在开盘日前）提供给乙方（若本项目公寓分批开盘，则分批提交），以保证销售目标的顺利完成。

Each econo-technical norm mentioned above is based on temporary areas sourced from survey department with specifics in compliance with “Quotation Opening Confirmation Sheet”signed by both Party A and Party B (in case of admittance in the half way, “Sales Service House Number List ”shall be based on and delivered by Party A to Party B within 10 days after having obtained pre-sales permit (must prior to quotation opening day ) (in case of quotation opening in turns, then delivery in turns)) to promise smooth attainment of sales target.

第二条 销售服务工作内容

II. Sales service responsibility

2.1乙方应按照以下具体情况安排销售专业接待人员派驻到甲方销售中心参加本项目的销售工作，销售人员需遵守甲方工作秩序，乙方销售人员以乙方提供并经甲方审核通过并确认名单为准，销售服务工作以本合同附件一《销售服务工作大纲》为准。

Party B shall dispatch professional salesman as required by the following circumstances to reside at Party A’s sales center participating in project’s sales. In Party A’s arranged work order, salesman in the list recognized by Party A shall obey “Sales Service Outline” attached to the contract.

2.1.1本项目由乙方提供独家销售代理销售服务时，乙方应安排至少8名销售专业接待人员、1名策划、2名销管派驻销售中心；

The project shall entertain at least eight professional salesmen, one planner and two sales supervisors from Party B in case of exclusive sales agent service to be offered by Party B;

2.1.2本项目由乙方和其他第三方共同提供销售代理服务时，乙方应安排至少6名销售专业接待人员、1名策划、1名销管派驻销售中心，确保本项目销售专业接待人员整体不低于12人、策划不低于2人、销管不低于2人；

In case of joint sales agent service provided by Party B and another third party, the project shall entertain at least six professional salesmen, one planner and one sales supervisor with cohort numbers not less than twelve of professional salesmen, not less than two of planners and not less than two of sales supervisors .

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2.2同时，销售过程中如遇项目的重要宣传推广销售期，乙方需根据甲方的要求适量增加该项目的销售组人员，且费用不另行增加。

At the same time, in the event of important propaganda and promotion, Party B shall moderately increase number of salesman as required by Party A without addition of fees.

第三条 双方陈述及声明 Parties representations and statements

3.1甲方向乙方保证，在签署本合同时及本合同有效期限内：

With Assurance from Party A to Party B, upon signing the contract and within the effective term hereof:

甲方系在中国正式成立和登记的法人，有依其章程规定、在其企业法人营业执照规定的经营范围内行事的法律能力；甲方在法律上有充分的权利、权力和权限签署和交付本合同及本合同中提及的该方为一方的所有合同和文件，遵守并履行本合同及该等合同和文件规定的义务。

Party A, legal person officially established and registered in china, having legal capability to act relying on its Association of Charter and within business scope listed in the business license; being legally entitled with sufficient rights, powers and authority to sign and deliver the contract and all contracts and documents of which the party is a contracting party mentioned in the contract hereof, observing and performing the contract and obligations in such contracts and documents.

3.2乙方向甲方保证，在签署本合同时及本合同有效期限内：

Party B assures Party A, upon signing the contract and within effective contractual terms:

乙方系在中国正式成立和登记的法人、有依其章程规定、在其企业法人营业执照规定的经营范围内行事的法律能力；乙方在法律上有充分的权利、权力和权限签署和交付本合同及本合同中提及的该方为一方的所有合同和文件，遵守并履行本合同及该等合同和文件规定的义务。乙方承诺具有从事本合同约定内容的业务资质及相关政府/行业备案。

Party B, legal person officially established and registered in china, having legal capability to deal in relying on its association of charter and within business scope listed in the business license; being legally entitled with sufficient rights, powers and authority to sign and deliver the contract and all contracts and documents of which the party is a contracting party mentioned in the contract hereof, observing and performing the contract and obligations in such contracts and documents, is committed to perform the agreed contractual work with qualifications and relevant government/industrial file.

第三条 销售服务期限及开盘

Sales service term and quotation opening

4.1销售服务期限为自合同签订之日起至 2019 年 12 月 31 日止。

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Sales service term from contract signing date to 31ST Dec, 2019.

4.2销售服务期限届满前【两】个月，甲乙双方应就续约事宜进行协商，截止合同届满前一个月仍未就续约事宜达成一致的，本合同将自动终止。

Two months prior to expiration of the sales service term, two parties shall negotiate to renew it. The contract shall automatically terminate in case of failure to reach into consensus one month prior to expiration.

4.3双方不同意续约的，甲方有权在合同期限届满前一个月内就销售代理事宜与其他营销服务企业进行洽商，并有权要求乙方向该其他服务企业提供营销状况的相关明细以及办理交接手续，以保证本合同解除后销售仍然处良好状态。

If two parties disagree with renewal, Party A is entitled to consult with other marketing service corporations in respect of sales agent issues and request part b to provide relevant details about marketing to other service and go through take-over procedures to promise sales in good condition even after contract discharge.

第四条 对外销售报价

Quotation

乙方根据甲方确定的 “对外销售报价表”书面确认后正式执行。

Party B officially executes “Quotation List” determined and recognized by Party A

第六条 销售业绩的确认Sales results Recognition

6.1本项目的预售/销售合同（房管局网签合同）以“套”为出售单位。

Sales unit as “piece ” in Pre-sales /sales contract (House Administration Bureau On-line Contract )for the project

6.2销售业绩确认标准：Sales result recognition standard

甲方同意，除了本合同另有不同约定外，乙方销售人员销售时应签订成交确认书（一式两份），若乙方销售人员带来的购房人完成预售/销售合同（房管局网签合同）签订，则甲方在乙方签订的成交确认书上进行签字确认（甲乙双方各持一份；经甲方签字确认的成交确认书是确认乙方销售业绩的前提及必备文件），同时购房人必须满足以下情形后，该套房屋方可计入乙方完成的销售业绩中，并按本合同第七条计算乙方销售服务佣金金额。

Party A agrees that except otherwise stated elsewhere in the contract, salesman from Party B shall sign Deal Confirmation Form (one in duplicate) before being signed by Party A conditional upon signing off pre-sales/sales contract (House Administration Bureau On –line Contract )by purchaser recommended by Party B (both parties holding one copy; signed Deal Confirmation Form is the condition and necessary document to recognize Party B’s sales results) at the same time, purchaser shall satisfy following conditions before the sold apartment is based on in calculating PartyB’s sales result and contributing to PartyB’s sales commission amount.

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1）	银行按揭方式：甲方收到购房人缴纳的房屋首付款，即视为该笔交易成交；

In way of Bank mortgage: the deal is concluded upon Party A ’s receipt of down pay from purchaser

2）	一次性付款方式：甲方收到购房人缴纳的款项达房款总价的50%时，即视为该笔交易成交。

Lump-sum payment: the deal is concluded upon Party A’s receipt of 50% of apartment aggregate amount.

说明：甲方平安及泰达系统员工购房、甲方抵工程款方式成交的购房、甲方自行洽谈的团购等，该等购房客户在不需要乙方介入销售工作的情况下，不计入乙方的销售业绩。

Notes: Such house purchasers as employees from Party A Ping’an and TEDA , payers to off-set engineering works sum and discretionary negotiators that are independent from Party B’s sales involvement shall not contribute to Party’Bs sales results.

6.3 签约：Signing a contract

乙方应严格执行甲方提供的相关认购书、预售或销售合同（房管局网签合同）等销售资料，乙方不得做任何更改或补充。若乙方擅自更改条款，由此产生的所有责任（包括对甲方造成的全部损失、甲方因此发生的律师费）均由乙方自行承担。认购书、预售或销售合同（房管局网签合同）等签署工作由甲方负责办理，乙方及其销售人员不得以自己名义签署或代甲方签署。乙方应协助甲方办理银行按揭申请、抵押登记等工作。

Party B shall strictly execute sales materials e.g. relevant purchase letter, pre-sales or sales contract （House Administration On-line Contract）without any alteration or supplementation. If Party B changes the clauses arbitrarily, Party B shall take all liabilities (including all losses and lawyer’s fee incurred to Party A) resulting from such act. Party A shall be in charge of signing of Purchase letter, pre-sales or sales contract （House Administration Bureau On-line Contract） and Party B and its salesman shall not sign in their own names or on behalf of Party A. Party B shall assist Party A in bank mortgage application, pledge registration etc.

第七条单套销售服务佣金确认及核算

VII.Unit sales commission recognition and calculation

7.1销售代理佣金费率：甲方支付给乙方的销售佣金费的标准费率为 1.2%，其中业务员佣金为费率为 0.5%。

Sales agent commission rate: Sales commission standard rate recognized by Party A for Party B is 1.2%,of which 0.5% for salesmen 。

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7.2月度销售任务完成比例=（当月实际销售合同额/当月计划销售合同额）*50%+（当月实际销售回款额/当月计划回款额）*50%，进行月度任务的考核确认计算。

Monthly sales mission conclusion rate=（actual sales contracted amount in the month/ planned sales contracted amount in the month）*50%+（actual sales return amount in the month/planned return amount in the month*50%, for monthly performance check and calculation

其中销售合同额实际完成为根据6.2条的约定已确认乙方的销售业绩，销售回款额实际完成为当月最后一天甲方收款账户当月实际累计到款额。当月计划销售合同额与当月计划回款额按照本合同约定，由甲方书面确认后生效。

The actual sales contracted amount above refers to Party B’s recognized sales results as per item 6.2; actual sales return amount refers to accrued paid-in amount in party’s collection account in the last day in the month. Planned sales contracted amount in the month and planned return amount in the month come into effect upon PartyA’s written recognition according to agreements in the contract.

7.3代理佣金比例的考核及计算Check and calculation of agent commission proportion

7.3.1代理佣金费用以对应户型的销售面积区间及月度任务完成比例综合确认考核结果，具体佣金费用计算公式为：对应户型销售面积（以房管局网签面积为准）*对应售价*销售代理佣金费率*考核认定比例。

Finalization and performance check for Agent commission is conditional upon saleable area interval for corresponding house layout and monthly conclusion proportion. The Formula is saleable area of corresponding house layout （as per House Administration Bureau On-line Signed Area）*corresponding sales price*sales agent commission rate* rated proportion in performance check

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7.3.2代理佣金比例的考核及计算区间如下：Checking agent commission proportion and calculation intervals

Monthly sales conclusion proportion 月度销售任务 户型面积 完成比例 House layout and area	小于100% less than100%	大于或等于100%且小于120% From 100% (inclusive) to 120%	大于等于120% Equal to 120% or above
100m2以下below100m2 （不含100m2，exclusive of 100m2 一居one room）	销售代理佣金费率 *85% Sales agent commission rate *85%	销售代理佣金费率 *95% Sales agent commission rate *95%	销售代理佣金费率 sales agent commission rate *105%
100-140m2（不含exclusive of 140m2， 二居two rooms）	销售代理佣金费率 Sales agent commission rate *90%	销售代理佣金费率sales agent commission rate	销售代理佣金费率sales agent commission rate *110%
140-190m2（不含exclusive of 190m2， 三居three rooms）	销售代理佣金费率sales agent commission rate *105%	销售代理佣金费率sales agent commission rate *120%	销售代理佣金费率sales agent commission rate *130%
190m2以上above	销售代理佣金费率sales agent commission rate *105%	销售代理佣金费率sales agent commission rate *120%	销售代理佣金费率sales agent commission rate *130%

第八条 佣金结算Commission settlement

8.1乙方应按月（每月5日前）向甲方提供上月销售佣金结算文件（包括但不限于成交确认书、业务员佣金确认清单等），经甲方核实销售房源回款金额到账并经由项目负责人签字确认后方可作为佣金支付依据。本合同中甲方支付给乙方的佣金等所有费用均已包含税金（发票为合法有效的增值税专用发票，增值税税率为6%）。

Every month Party B shall deliver to Party A sales commission settlement document for the last month(including but not limited to Deal Confirmation Form, salesmen commission confirmation sheet etc.) which are checked by Party A to confirm return amount received for sold houses and signed by project chief before being regarded as commission payment basis . All fees in the contract including commission paid by Party A to Party B are all exclusive of tax( Invoices are lawful and valid VAT invoices, VAT rate is 6% )

8.2佣金支付时间：Commission payment date

在甲方已确认乙方上月销售佣金结算文件后，乙方应按照甲方的要求向甲方开具合法有效的等额增值税专用发票，甲方在收到前述发票后的次月28日前按照本合同的约定向乙方支付佣金。

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After Party A recognizes Party B’s sales commission documents for last month, Party B shall issue to Party A lawful and valid VAT invoices of equal amount as required by Party A. Party A shall pay Party B commission as agreed in the contract prior to the 28th day the next month upon receipt of the foregoing invoices.

若乙方逾期开具或提供不符合前述要求的发票的，则甲方有权相应延期或拒绝支付对应款项，并不承担任何责任，且乙方不得以此为由拒绝履行合同义务。

In case of issuance of invoice overdue or in noncompliance with foregoing requirements by Party B, Party A is entitled to delay or deject to pay corresponding money and may not take any liability, in which circumstance Party B shall not reject to perform the contractual obligations with reliance on such excuse.

甲方开票信息如下：Information for Party A to issue invoices is as follows:

公司名称：天津市美银房地产开发有限公司

Company name: Tianjin Meiyin Real Estate Development Co.Ltd.

纳税人识别号：

Tax payer identity number:

统一社会信用代码：

Uniform social credit code:

地址：天津市河西区马场道与合肥道交口智昇会馆四层

Add: F4, Zhisheng Club, Crossing of Machang Road and Hefei Road, Hexi District, Tianjin

电话：

Tel:

开户行： 中国建设银行股份有限公司天津开发分行

Opening bank: Tianjin Development Branch of China Construction Bank Co. Ltd.

账号：

Account:

8.3合同款项以银行转账的方式支付，乙方收款账户信息如下：

Contract amount to be transferred in banks, Party B’s collection account information as follows:

账户名：天津明大嘉和置业股份有限公司

Account name: Tianjin Mingda Jiahe Real Estate Co.Ltd.

开户行：

Opening bank:

银行账号：

Account:

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上述账户信息如有变更，乙方须于变更后【3】日内通知甲方，否则，因此产生的损失由乙方自行承担。

In case of change to above account information, Party B shall inform Party A within three days after the change otherwise the loss as a result shall be borne by Party A at its discretion.

第九条 甲方责任与权利Responsibility and rights for Party A

9.1由乙方负责编制的本项目对外宣传资料中所记载的项目信息及呈现的宣传形式均应当提前提交给甲方审核和确认。尽管有甲方的提前审核和确认，但这并不免除乙方对于其所编制的本项目的宣传资料的保证责任，即乙方应保证该等资料的准确、合法，且不存在侵犯任何第三人权利的情形。

Project information carried on the propaganda data compiled by Party B and ways to propaganda shall all be presented to Party A for review and confirmation. In spite of Party A’ s review and confirmation in advance, it does not exempt Party B from guarantee liability, namely, assurance of the accuracy, legitimacy of such materials and free of any infringement on any third party’s rights.

9.2甲方有权对乙方派出的项目小组提出项目策划、销售的相关工作要求，并对乙方工作表现提出意见。甲方可要求乙方对销售人员的不当行为进行整改并对不符合甲方要求的销售及策划人员进行更换。若在本合同有效期内，乙方及其销售人员出现损害甲方公司利益及形象的事件，或者乙方及其销售人员在收到甲方要求予以整改或者更换销售人员的通知后，仍然不予改正或者更换人员的，则甲方保留提前解除本合同并要求乙方承担违约责任的权利。

Party A is entitled to propose relevant work requirements on project planning and sales to dispatched groups from Party B and advise Party B in terms of Party B‘s performance. Party A may request Party B to rectify the inappropriate acts committed by salesmen and replace the salesmen and planners in noncompliance with PartyA’s requirements. If within the contract term, there are occurrence of events committed by Party B and its salesmen and which is detrimental to Party A‘s interests and image or Party B and its salesmen fail to rectify or replace the staff after being required to do so by Party A, Party A reserves the rights to terminate the contract in advance and require Party B to take default liability.

9.3销售过程中收取定金和房款、开具发票、合同用印、买卖合同登记备案等以甲方名义办理各项手续，甲方派专人负责。

Party A shall dispatch dedicated staff to deal with a variety of procedures in the name of Party A e.g. collection of deposit and house payment, contract stamps, registration and filing of sales contract etc.

9.4甲方有权随时向乙方工作人员了解项目进展情况，如遇突发事件，乙方应及时告知甲方。因买卖合同纠纷、房屋质量、房屋产权抵押、房屋交付等引起的争议，由甲方负责处理和承担责任，乙方应给予配合，如该等事件系由于乙方的不当销售服务行为所导致，则此情形下，应由乙方负责处理，甲方视情况可选择自行处理，但乙方应赔偿因不当销售服务行为给甲方造成的一切损失（包括直接损失、利润、诉讼费、律师费及其他所有损失）。

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Party A is entitled to learn about project progress from Party B in case of emergency eruption Party B shall inform Party A in time. Party A shall be responsible to deal with disputes incurred from sales contract dispute, house quality, house propriety pledge and delivery and take the liability, under which conditions, Party B shall cooperate or if such events are incurred from Party B’s inappropriate sales service act, then Party B shall be responsible to deal with and Party A may be at discretion, but Party B shall compensate for all losses to Party A resulting from such inappropriate acts (including direct loss, profits, legal proceeding fee, lawyer’s fee and all other losses )

9.5甲方有权全面审核确认乙方制定的营销策划方案，销售服务方案，有权对乙方的营销策划、销售服务活动进行全程监控。

Party A is entitled to review in all around way and confirm marketing plan, sales service proposal from Party B and execute monitoring all through the process of marketing plan and sales service activity by PartyB.

9.6甲方应指派销售负责人协调与沟通甲、乙双方的业务往来。负责房屋销售的审核盖章，并协调乙方办理登记、公证、按揭等手续，并对乙方推荐的合作单位有最终选择的权利。

Party A shall dispatch dedicated staff to coordinate and communicate business issues between Party A and Party B, to be in charge of reviewing and stamping house sales , to coordinate procedures on PartyB’s part of registration, public notary and mortgage etc. and with the rights of ultimate choice of cooperation units recommended by Party B.

9.7在本合同销售服务期限届满或提前解除前，若乙方销售人员带来的购房者完成预售/销售合同（房管局网签合同）签订，但购房者尚未全额支付首付房款的，则在本合同销售服务期限届满或提前解除之日起的【6】个月内房款全额到帐的（即符合了可以计入乙方业绩的全部条件），则甲方应当按照本合同的相关约定，向乙方结算销售服务佣金。如房款全款到账时间超过6个月的（但因贷款银行原因导致房款全款到账时间超过6个月的除外），则甲方不再向乙方支付销售服务佣金。

Prior to the expiration and early termination of the sales service contract, if purchasers recommended by Party B ‘s salesmen consummate signing the pre-sales/sales contract (House Administration Bureau On-line Contract) but fail to pay in full, then if payment in full received within six months upon the date of expiration and early termination of the contract (namely，satisfaction with all criteria as PartyB’s results ), Party A shall pay Party B for service commission as agreed in the contract. In another words, if house payment in full received beyond six months, Party A shall not pay Party B for sales service commission any more.

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9.8甲方应按本合同约定及时支付乙方的佣金。

Party A shall pay Party B for commission in time as agreed in the contract.

第十条 乙方责任与权利Party B’s responsibility and rights

10.1乙方具备房地产经纪资格，并向甲方提供营业执照复印件，保证其销售服务行为的合法性。乙方的销售人员应当具有相关从业经验或上岗前经过必要的销售、宣传、推广等技能培训。乙方承诺已充分了解和知悉房地产销售、酒店式公寓及其他相关法律、法规、部门规章、地方性法规及政策类文件，保证其销售行为和采取的销售手段合法合规，并且不会因此影响或者贬损甲方的商誉及名誉。如前述规定直接关系到销售合同的效力或对客户的购买行为有重大影响时，乙方应以书面形式予以充分说明和披露，并要求客户签字确认。出现违反本款事件时，甲方除有权要求乙方立即纠正以外，还有权要求乙方赔偿甲方因此遭受的全部损失（包括但不限于因违反前款规定而产生的行政处罚、购房人索赔、律师费、诉讼费、差旅费、公证费以及甲方遭受的商誉损失、经营收入损失等）；如乙方违反本款约定而导致甲方遭受或者可能遭受重大损失的（直接或者间接损失在50万元以上的，即可认定为重大损失），甲方除有权要求乙方按照前述约定承担违约责任外，甲方有权立即解除合同。

Party B is equipped with property brokerage qualification and provides photocopy of business license to Party A to ensure the legitimacy of its sales service act. PartyB’s salesmen shall have hands-on experience or pre-post technical training on sales, propaganda, promotion etc. Party B is committed to learn enough about real estate sales, hotel- like apartment and other laws, rules, department regulations, regional rules and policy etc. to ensure legitimacy of sales act and methods, which shall not affect or discredit Party A‘s goodwill and honor. As aforementioned as to what relates with validity of sales contract or what is of great significance to clients’ purchase act, Party B shall sufficiently clarify and disclose in writing and request client signature. In case of violation against this clause, Party A is entitled to require Party B other than to instant rectification, but also to compensate Party A for all losses suffered by Party A or likely so (including but not limited to administration penalty incurred from breach of aforementioned regulation, purchaser claim, lawyer fee proceeding fee, travel expense, public notary fee and reputation loss and operation income loss to Party A ). In the event of Party B‘s default against the clause which leads to material loss（direct or indirect loss above RMB500,000） suffered by Party A or likely so, Party A is entitled to require Party B other than to take default liability as agreed, but also to terminate the contract instantly

10.2乙方针对本项目成立项目组，并实行项目经理负责制。在销售期间内乙方项目组人员如有违反销售纪律或发生影响销售工作的现象，甲方有权对乙方项目组人员提出整改或者更换的意见，乙方必须在甲方合理确定的时间内完成整改或者予以更换。

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Party B sets up task force specialized for the project and carries out project manager accountability system. During the course of sales, should any member from Party B task force violate sales discipline or in case of any phenomenon prejudiced against sales, Party A is entitled to request Party B ‘s task force to rectify or replace staff and Party B must finish the rectification or replacement within reasonable period of time decided by Party A.

10.3乙方负责制定项目销售计划、建立价格体系、编制销售控制表及销售统计表，为本项目制定策划、推广实施方案和全面完善的管理规章并协助甲方办理购房人的合同备案登记、公证及按揭贷款审批手续等事项，并协助甲方选择确定本项目的贷款银行。购房人如需乙方代办合同备案登记、公证及按揭贷款审批手续等事宜的，有关代办费用的收取，应当提前获得甲方的同意确认，并按照国家相关收费标准执行。

Party B is responsible to formulate sales plan, price system, compile sales control table and sales statistics table, and specifically to the project to work out plan, promote implementation proposal and improve management regulations and assist Party A in tackling purchaser’s contract registration and filing, public notary and mortgage loan approval etc., and assist Party A in choosing loan bank. If House purchasers who would like Party B to deal with contract registration, public notary and mortgage loan etc. on behalf of them, relevant service fee shall be collected following Party A’s approval in advance and national standards.

10.4乙方负责按时敦促客户缴纳定金及销售房款，并及时通知甲方办理有关手续。定金及销售房款全额进入甲方指定的银行帐户。乙方确认，甲方未授权乙方收取任何钱款及费用，所有购房人支付的任何钱款及费用（含诚意金、临时定金、正式定金、房款等）均应当汇入甲方指定的银行账户，若是现金支付，则应当由甲方的财务人员负责收取。未经甲方事先书面同意，乙方及其销售人员不得设立任何名目向购房人收取费用，或者向购房人私自收受任何好处及费用。若有前述情形发生，甲方有权立即提前解除本合同并追究乙方的违约责任。

Party B is responsible to urge clients to pay deposit and sales funds as scheduled and notify Party A to go through relevant procedures. Deposit and house sales funds in full enter into bank account designated by Party A. Party B recognize that Party A shall not authorize Party B to collect any money and fees, all money and fees paid by purchasers (including earnest money, temporary deposit, formal deposit, house funds etc.) shall remit to bank account designated by Party A; in case of cash, it is Party A‘s finance staff that shall be in charge of collection. Without Party A’s advanced written approval, Party B and its salesmen shall not collect fees by setting up any nominal items to house purchasers or charge them any tips or fees in private, in case of which scenarios, Party A is entitled to terminate the contract in advance and find out Party B’s liability against default.

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10.5与销售有关的任何合同、协议以及补充协议等（“合同文件”），均由甲方负责编制并提交给乙方使用，未征得甲方事先书面同意，乙方不得修改前述合同文件的条款及条件，或者向购房人承诺额外的条款及条件。若有前述情形发生，甲方有权立即提前解除本合同并追究乙方的违约责任。

Party A is responsible to compile sales relevant contract, agreement and supplementary agreement etc. (“contract documents”) and deliver to PartyB. Without Party A’s written approval in advance, Party B shall not modify clauses and conditions in aforementioned contract documents or commit to house purchasers any additional clause and conditions

10.6乙方声明并保证，乙方及其雇佣人员均应审慎、勤勉的履行本合同的义务，维护甲方的商誉和名誉，保持和购房人的良好沟通；乙方及其雇佣人员不得超越本合同的授权范围或者在本合同的授权终止后，以甲方的名义从事任何行为；同时，乙方及其雇佣人员均不得以甲方的名义签署任何合同文件。若乙方违反本款前述任一约定的，则甲方有权立即提前解除本合同并要求乙方赔偿因此给甲方造成的全部损失。

Party B pledges and states that Party B and its employed staff shall all be prudent and diligent in performing the contractual obligations, maintaining Party A’s goodwill and credit, keeping good communication with house purchasers; Party B and its employed staff shall not outreach the authority in the contract or act in the name of Party A after termination of the contract; at the same time, Party B and its employed staff shall not be allowed to sign any contract and documents in the name of Party A. In case of Party B’s violation against any aforementioned clause, Party A is entitled to terminate the contract in advance and request Party B to compensate for all losses incurred to Party A .

10.7乙方有权按本合同约定如期向甲方收取佣金。

As agreed， Party B is entitled to regularly charge Party A for commission.

10.8乙方在销售过程中，需要严格遵守销售流程，包括正常的接待流程以及不利因素提示等内容。乙方在销售过程中，应根据项目实际状况向客户作如实介绍，不得夸大、隐瞒。为尽到前述义务，乙方确认并承诺，其已经在签署本协议前充分了解了本项目的基本特征及项目信息，并已经实地查看了本项目红线内外的基本情况；同时，乙方承诺在本协议签订生效后，乙方将持续关注本项目及项目周边情况，包括但不限于项目本身的规划建造条件、项目周边建设项目及其建设进度、周边道路交通情况、周边学区学位情况、周边医疗健康等公共配套情况、周边绿化景观情况等一系列可能影响项目定位、定价、销售及购房人体验的情况，如相关情况发生变化，乙方应第一时间告知甲方，经甲方确认后由乙方根据实际情况调整项目介绍、宣传口径、不利因素提示等相关营销内容，确保不夸大项目优势、不隐瞒项目不利因素，并不因此误导购房人。如乙方违反前述承诺及要求，甲方有权要求乙方立即纠正。

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During the sales course, Party B shall strictly abide by sales procedures, including regular entertainment procedure and unfavorable factors etc. During the sales course, Party B shall honestly introduce to the clients project actual status, not allowing exaggeration or deceit. To preform aforementioned obligations, Party B confirms and commits it has sufficiently learn about project basic features and information and has paid on-site review on basics in and out of loop; at the same time, Party B commits that after the contract comes into effect, it shall persistently focus on the project and periphery, including but not limited to plan and construction conditions, constructions in the periphery, schedules and traffic conditions, schools in the periphery , medical care service and other public counterparts, greening landscapes and other things that could affect project positioning ,pricing, sales or personal experiences, in the event of change to which, Party B shall at the first time inform Party A who shall recognize Party B’s subsequent modification of project introduction, propaganda orientation, unfavorable factors and other marketing content to assure non- exaggerating project advantages and no deceit of adverse factors which may not mislead house purchasers. In case of PartyB’s violation against aforementioned commitments and requirements, Party A is entitled to require Party B to instantly rectify them.

10.9 乙方在销售过程中，如遇到（包含但不限于）延期签约、延期付款、换房、更名、增减权益人等销售特例时，乙方销售人员不得擅自向买受方作出超出自己授权范围内的任何承诺（为免歧义，前述事项即不在乙方授权范围内），如遇前述情形乙方销售人员须按照销售流程的相关规定向甲方正式授权人提出申请，并经甲方批准后方能实施。如果乙方销售人员有违反此项约定，甲方保留提前解除本合同并追究乙方违约责任的权利。

In case of sales exceptions like delayed contract signing, delayed payment, house change, name change, increase and decrease interest person etc., Party B ‘s salesman is not allowed to commit anything outreaching the authority (to avert ambiguity, aforementioned issues are beyond PartyB’s authorization ). Party B ‘s salesmen in case of aforementioned circumstance is required to apply to authorized person by Party A according to sales procedures and implement after Party A’s approval. If Party B‘s salesmen violates the regulation, Party A reserves rights to terminate the contract and prosecute Party B against its default.

10.9乙方和乙方的销售人员不得在甲方项目现场和甲方设立的推广地点内及周边【500】米范围内进行客户拦截、资料派发等销售推广行为，如有违反乙方应承担相应的违约责任并且乙方和乙方销售人员截留的该等客户均不得计入乙方销售业绩。

Party B and its salesmen are not allowed to stop clients and dispatch materials on Party A‘s project site or in the designated place by Party A and within 500meters radiating in the periphery, in case of violation, Party B shall take corresponding default liability and shall not base the sales results on the clients held up.

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10.10 在满足甲方工作要求前提下，乙方提供不少于6人的销售团队开展工作，乙方应在合同签署后7个工作日内向甲方提供其销售人员的名单，并且经过甲方面试确认后的销售人员名单应作为本合同的附件。未经过甲方事先书面同意，乙方不得擅自变更其项目架构内所有人员，不得增减销售人员的人数。

Upon meeting Party A’s work requirements, Party B shall provide a sales team consisting of not less than six persons. Party B shall provide the salesmen’s name list to Party A within seven work days upon signing the contract for Party A’s interview and confirmation. The confirmed list shall constitute as appendix of the contract. Party B is not allowed to change at discretion any staff within its project structure, increase or decrease salesmen.

10.11乙方在未经甲方书面同意下，不得将本合同项下的权利和义务全部或部分转让给任何第三方。

Without Party A’s written agreement, Party B is not allowed to assign to any third Party all or part of its rights and obligations under the contract

第十一条  甲、乙双方的工作原则work principles for Party A and Party B

11.1甲、乙双方的公司领导层组织本项目的销售班子每月至少召开一次销售进展工作研讨会，并由双方签署留存书面会议纪要。甲方驻场人员以及乙方项目负责人以及现场销售团队需每周组织一次现场会议，讨论现场销售的各项情况、进度等，并由双方签署留存书面会议纪要。

Company management for Party A and Party B hold at least one seminar on sales progress every month with participants from project sales team, both parties save meeting minute signed by them. Party A’s residing personnel and Party B’s project chief and on-site sales team shall hold on-site weekly meeting discussing all kinds of status and progress for on site sales, both parties sign and save the meeting minute.

11.2乙方应当在每月【20】日以前，向甲方报送下月计划销售合同额与下月计划回款额，由甲方审批确认，作为乙方月度任务考核的依据。甲方对乙方提交的计划存在异议的，乙方应当在收到通知后的【2】日内进行调整。乙方拒不调整计划，或者乙方提交的计划严重偏离项目实际销售情况的，视为乙方违约。甲、乙双方已确认的各项计划，在执行过程中任何一方在未征得对方的许可下不得变更，否则产生的责任由变更方负责。若需修改已确认的文件，需事先征得对方同意，并以书面形式确认；但乙方不得无合法理由拒绝确认或拖延确认甲方对各项计划的修改。

Party B shall deliver to Party A forecast for next month’s planned sales contracted amount and planned return amount for review and approval , which is taken as basis for Party B ‘s monthly task performance check. In case of Party A’s objection against the plan delivered by Party B, Party B shall modify it within two days upon receipt of notice. Party B rejects to modify plan or the delivered plan materially diverge from the actual sales conditions, which is regarded as default. Without the other party’s permission, every plan confirmed by two parties shall not be altered during the course of execution or the accountability as a result shall be taken by the changer. Any demand to modify confirmed document shall be approved and confirmed by the other party in writing; but Party B, without legitimate justification, is not allowed to reject or delay confirmation of modification to the plan.

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11.3 Designated project chief for Party A , ID number: , Tel:, Email

Designated Project chief for Party B , ID number: Tel: email:

甲、 乙双方之间有关任何项目的书面来往函件均需项目负责人（或公司授权代表）签字并加盖公章。双方项目负责人若有更改，需以书面形式提前10日通知对方。

Project Correspondence between Party A and Party B are required to be signed and stamped by project chief（or company authorized representative）. In case of change to two Parties’project chief, the other party shall be notified in writing 10days in advance.

11.4乙方按甲方届时要求分阶段向甲方提交 “项目工作目标及计划”，“项目工作目标及计划”将确定每一阶段的执行项目计划。乙方依据甲方负责人签署的“项目工作计划” 开展工作。

Party B shall deliver in phases to Party B “work target and plan”, “work target and plan”shall decide execution plan for every phase. Party B shall carry it out after Party A’s chief signs it.

11.5乙方需要按时提供甲方项目书面销售进展报告，报告内容包括但不仅限于：销售进度、问题、处理方法等。

Party B shall deliver to Party A written sales progress report with content including but not limited to sales schedule, problems, solutions etc.

11.6乙方在自身渠道召开甲方项目产品推荐会，若需甲方派人协助的甲方需积极配合，甲方人员因此所产生的差旅费、餐宿费等相关费用均由甲方承担，乙方产品推荐会的相关内容及安排需提前经得甲方同意。

Party B shall hold product promotion conference for Party A ‘s project with its own channel, Party A shall cooperate actively if in need of its help. Relevant expense like Travel and accommodation expense incurred as a result shall be borne by Party A. Relevant content for promotion conference and arrangement shall be approved by Party A in advance.

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11.7甲、乙双方对本项目的各计划方案均负有对外保密责任。

Party A and Party B shall both hold the responsibility to keep every planned proposal confidential

11.8甲方在按照本合同的约定向乙方支付佣金前，甲方若有充分证据证明乙方存在违反本合同的违约行为并且未得到纠正的，则甲方有权暂停支付该等佣金直至乙方履行了相应的义务、纠正了违约行为并弥补了甲方的损失为止。

Before Party A pays Party B for commission as agreed in the contract, if Party A has sufficient proof to evidence Party B’s breach of the contract and failure to correct, then Party A is entitled to temporarily suspend payment till Party B performs corresponding obligation, corrects the breach and makes up for a loss suffered by Party A.

第十二条 知识产权与保密条款 intellectual property rights and confidentiality clause

12.1本合同项下乙方为了履行约定的义务而由乙方完成的、以任何载体所体现的工作报告、图表等相关资料的所有权及知识产权均归属于甲方，乙方仅限于在本项目范围内使用前述资料，并保证不得侵犯任何第三方的知识产权。本协议双方所知晓的有关对方任何方面的商业资料和信息（甲方的保密信息包括但不限于前述知识产权及由甲方提供给乙方的任何资料（不论其载体形式）、购房人资料）应当严格予以保密，不得在未获得对方书面认可的情况下将此类商业资料和信息直接或间接透露给任何第三方，本合同届满时或者提前终止时，乙方应当向甲方归还前述知识产权、甲方提供的任何资料、购房人资料、乙方获取的任何甲方的商业秘密（包括任何形式的复制件），或者根据甲方的要求予以销毁并提供相应的证据。任何一方违背本款的约定，违约方应向守约方赔偿 50,000.00 元人民币作为违约金，前述违约金不足以弥补守约方损失的，违约方应当另行补足。

Propriety and intellectual property rights of relevant materials like work report and diagram presented by any carrier consummated by Party B as required by the contractual obligations on the Party B’s part shall belong to Party A, Party B is limited to use of the aforementioned material and assures of no infringement against intellectual property rights of any third party. Known to both parties, Commercial data and information (PartyA’s confidential information including but not limited to aforementioned intellectual property rights and any material delivered to Party B by Party A (no matter in what form the carrier is ) ， house purchaser material) on any aspect of the other party shall be strictly held confidential and not be disclosed to any third party directly or indirectly without written confirmation from the other party. Upon expiration or early termination of the contract, Party B shall return to Party A aforementioned intellectual property rights, any materials, house purchaser materials delivered by Party A, any commercial secret of Party A acquired by Party B (including any form of photocopy), or as required by Party A destroy them and deliver corresponding proof. Any party in breach of this clause, the default party shall pay the observant party RMB 50,000.00 as penalty, should aforementioned penalty is deficient to make up the loss for the observant party, the default party shall replenish it separately.

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12.2本保密条款一经签署即发生法律效力，不因本协议的终止而失效。保密期限自保密信息向对方披露之日起至保密信息进入公知领域止。在本协议解除或终止后，乙方对其在合同期内接触、知悉的属于甲方或虽属于第三方但甲方承诺有保密义务的秘密信息，仍应承担如同合同期内一样的保密义务和不擅自使用有关保密信息的义务。本协议的解除或终止，并不免除乙方本合同项下有关保密等义务，若乙方违反保密义务的，仍应当按照12.1条约定向甲方承担违约责任。

The confidential clause comes into effect upon signing off shall survive the agreement. Confidentiality is kept from the date confidential information is disclosed to the other party till it enters into the field of public knowledge. After the contract is discharged or terminated, Party B shall be as obligational as it were within the contract term to keep confidential the secret information reached or known within contract term and which belongs to Party A or any third Party but committed by Party A to keep confidential and not to arbitrarily use the relevant secret information. The discharging and termination of the agreement may not exempt Party B from any obligation of confidentiality. In case of breach of such confidential obligation, Party B shall take the default liability against Party A.

第十三条 违约责任、合同生效及终止 Liability for breach, contract effectiveness and termination

13.1甲方若未能按照本合同约定支付乙方佣金的，每逾期一天甲方按应付款项金额的万分之三向乙方支付滞纳金。

In case Party A fails to pay Party B commission as agreed, for every one day in arrear Party A shall pay Party B 0.3‰of account payable as fine.

13.2在本合同履行期限内，甲方结合双方合作情况、考核结果等有权随时解除本合同，且不构成甲方违约，本合同自甲方的书面通知到达乙方时解除，甲方不承担任何违约责任，甲方应向乙方支付乙方已完成的销售金额且经甲方确认部分对应的佣金（如甲方已付费用多于应支付给乙方的费用的，则乙方应于协议解除之日起15日内向甲方返还超额部分），并甲方不向乙方支付任何补偿金、赔偿金。

During the course of contract execution, Party A is entitled to dissolve the contract any time given mutual cooperation and performance check, which should not constitute as default. The contract is dissolved from the moment Party A’s written notice reaches Party B; Party A shall not take any liability for default; Party A shall pay Party B attained sales amount and corresponding recognized commission by Party A (if case of more money than what should have been paid by Party A , Party B shall refund the extra part to Party A within 15 days upon date of contract dissolution ), furthermore Party A shall not pay Party B any indemnity or compensation.

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13.3 乙方违反本合同约定或违反广告法等相关法律法规的要求，作出虚假、夸大、隐瞒或引人误解的宣传，或存在其他不实承诺的，除按照本合同约定赔偿甲方的全部损失外，应当按照5万元/次的标准向甲方支付违约金，同时甲方有权解除本合同，违约金不足以弥补甲方由此遭受的损失的，则乙方应当继续予以补足。

In case of Party B’s breach of contract and relevant laws and rules like advertisement law resulting in sham, overstate, conceal or misleading propaganda or other false commitment , Party B shall pay Party A penalty of RMB50,000 every time , other than indemnity to make up all loss suffered by Party A as agreed in the contract, at the same time, Party A is entitled to dissolve the contract; if penalty is deficient to make up Party A’s loss, then Party B shall continue to replenish it.

13.4 乙方违反本合同约定的其他义务的，除本合同另有明确约定外，乙方应在接到甲方纠正通知之日起3日内完成有效纠正，否则每逾期一日，应向甲方支付违约金0.5万元，同时甲方有权单方解除本合同；违约金不足以弥补甲方由此遭受的损失的，则乙方应当继续予以补足。

In case of breach of other contractual obligations unless agreed elsewhere in the contract, Party B shall accomplish effective corrections within three days upon Party B’ s receipt of Party A’s notice to correct , or shall pay Party A penalty of RMB5000 for every one day overdue at the same time Party A is entitled to dissolve the contract unilaterally; if the penalty is deficient to make up Party A’ s loss suffered as a result, Party B shall continue to replenish it.

13.5本合同自双方法定代表人或授权代表签字及盖章之日起生效，乙方销售服务期满且没有延期或者销售服务期未满但销售服务工作已经结束，甲、乙双方之间结清一切费用后，合同自然终止。

The contract comes into effect from the day two parties’ legal representative or authorized representative sign and stamp it; the contract terminates naturally after both parties conclude all fees upon expiration of Party B’s service term if without renewal or if sales service consummation earlier than expiration of sales service term.

13.6在本合同履行过程中，发生不可抗力影响有关条款之执行的，受影响一方应当及时书面通知对方，以减轻可能给对方造成的损失，并应当在合理期限内提供证明。因不可抗力造成合同部分或全部不能履行，双方互不承担法律责任。

During the course of contract execution if occurrence of force majeure affects the execution of certain clause, the affected party shall notify the other party in time to alleviate possible loss to it and provide certification within reasonable period of time. Failing to execute partial or entire contract due to force majeure, both parties are not legally responsible to each other.

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第十四条 其他约定Other agreements

14.1乙方在未完成本项目最终销售目标前就中途撤离或本合同提前解除或终止的，乙方应于 10 个工作日内，毫无保留地向甲方移交购房人资料、甲方提交的资料、甲方的知识产权、甲方的商业秘密等，协助甲方整理客户档案，不能影响甲方对外销售和声誉。

In case of withdraw by Party B earlier than final consummation of sales target or advanced dissolution or termination, Party B shall unreservedly deliver to Party A house purchasers’ material, material delivered by Party A, Party A’s intellectual property rights, Party A’s commercial secrets etc. and assist Party A in streamlining clients’ files , not affecting Party A’s sales and reputation.

14.2除本合同另有约定外，在乙方销售人员带来的购房人签署了预售/销售合同（房管局网签合同）后，预售/销售合同（房管局网签合同）被解除、撤销或确认无效以及其他导致甲方需向购房人返还购房款的情形的，若甲方按照本合同的约定已经向乙方支付了该等房屋对应的佣金的，则乙方应返还甲方已支付的前述佣金；或者由甲方从后续应支付的佣金中扣除该部分金额；若甲方尚未支付乙方该等房屋对应的佣金的，则甲方无需再行支付。此外，乙方还应按照法律规定承担损失赔偿责任（若有）。

Unless agreed elsewhere in the contract, after pre-sales contract/sales contract (House Administration Bureau On-line Contract)is signed by house purchasers recommended by Party B , in case the contract aforementioned is dissolved, cancelled or recognized as invalid or in other cases under which Party A is required to refund house payment to house purchasers , if Party A has paid Party B for commission corresponding to such houses as agreed in the contract, then Party B shall refund aforementioned commission paid by Party A or have the amount deducted in subsequent commission paid by Party A; if Party A has not yet paid such commission corresponding to the houses, then Party A is not required to pay either. In addition, Party B shall defray for the loss and compensation as required by law (if any).

14.3若因甲方工程进度变化、工程质量问题造成预售/销售合同（房管局网签合同）被解除的，则该房屋计入乙方的销售业绩，并按本合同约定结算佣金等乙方应得的销售服务佣金。

In case of dissolution of pre-sales contract/sales contract (House Administration Bureau On-line Contract) due to the change to engineering schedule or quality problem , then such relevant house shall be taken into account of party s’s sales results and as agreed in the contract , sales service commission shall be released to Party B.

14.4若因乙方原因（销售管理或不当承诺等），造成客户解除预售/销售合同（房管局网签合同）的，因该购房合同应承担的违约责任全部由乙方承担，且乙方应向甲方退还该房屋所得销售服务佣金。

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If client ‘s pre-sales contract/sales contract dissolution result from factors on the part of Party B (sales management or inappropriate commitment), default liability due to the house purchase contract shall all be taken by Party B who shall also refund the sales service commission corresponding to such houses.

14.5因购房人解除预售/销售合同（房管局网签合同）而导致购房人须向甲方支付违约金的，该违约金属于甲方。

无论是由于何种原因造成预售/销售合同（房管局网签合同）被解除的，乙方均有义务重新销售该套房屋，该套房再次出售时，该套房的佣金只结算一次。

In case it is house purchaser act that leads to dissolution of Pre-sales contract/sales contract, in which condition house purchaser is required to defray for penalty for Party A, such penalty means that no matter in what reason pre-sales contract/sales contract (house administration on-line contract) is dissolved, Party B is still obligational to resell the house and that relevant commission shall be released only once upon its resale.

14.6房款由甲方派驻现场的财务人员收取，并出具甲方盖章的税法允许的有效凭证。

House funds shall be collected by on-site finance personnel dispatched by Party A and valid voucher allowable by tax law and stamped by Party A shall be issued.

14.7乙方应按时参加甲方的例会，通报销售情况；甲方对乙方提出的销售方面的问题和建议应在5个工作日内予以及时答复。

Party B shall participate on time in Party A’s regular meetings reporting sales status; Party A shall reply in time in terms of Party B’s problems and advice on the aspect of sale within five work days.

14.8销售服务期限是否延期，应在销售服务期限届满前【两】个月内由双方另行协商并签署补充协议。

Within two months upon expiration of sales service term, both parties shall negotiate separately as to whether sales service term shall be extended and sign supplementary agreement.

14.9在条件成熟时，本项目的总平图、《销售服务房号明细表》由双方加盖公章，作为本合同的附件。

本合同的附件是本合同的组成部分，与本合同具有同等法律效力。若出现附件内容与本合同正文内容不一致的，则以本合同的正文内容为准。

In mature condition, the project general layout, “Sales Service House Number List ”shall be stamped and constitute as appendix. Appendix to the contract is an integral part of the contract and bears the same legal binding force. Should any discrepancy occur between the appendix and the main text in the contract, the latter shall prevail.

14.10本合同发生纠纷时，应由双方协商解决。若协商不成时，任何一方均可向本项目所在地人民法院起诉。

In case of dispute from the contract, both parties shall resolve it through consultation. In the event of failure to resolve it, any party may file a lawsuit to People’s Court in the location of the project.

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14.11本合同文本一式 陆 份，具有同等效力，甲方持 肆 份，乙方持 贰 份。其他未尽事宜另行协商，双方可签订补充协议。

The contract is in sextuplicate, each bearing the same binding force, Party A holding two copies, Party B holding two copies. Other issues uncovered hereof shall be consulted separately; both parties may sign supplementary agreements.

14.12本合同及相关补充协议经甲、乙双方法定代表人或授权代表签字并加盖公章后生效。

The contract and relevant supplementary agreement shall come into effect after both parties’legal representatives or authorized representatives sign and stamp them.

14.13 合同文件构成contract constitution

下列文件共同构成合同文件，组成合同的各项文件应相互解释，互为说明。除另有约定外，解释合同文件的优先顺序如下：

The following documents altogether constitute as contract document. The constituents of the contract shall paraphrase and enunciate to each other. Unless agreed otherwise, the priority to explain the contract document is as follows:

（1）合同协议书Form of Contract Agreement

（2）合同附件 Form of Contract Appendix

（3）成交通知书Transaction Notice

（4）来往函件 Correspondence

序号no.	发件人sender	文函内容subject	日期date
1	天津市美银房地产开发有限公司 Tianjin Meiyin Real Estate Development Co.Ltd.	采购议标文件疑问回复 Reply to questions on purchase bid assessment	2018年6月15日 15th Jun, 2018
2	天津市美银房地产开发有限公司 Tianjin Meiyin Real Estate Development Co.Ltd.	技术议标问卷一 Bid Technical Assessment Questionnaire	2018年7月17日 17th Jul 2018
3	天津市美银房地产开发有限公司 Tianjin Meiyin Real Estate Development Co.Ltd.	商务议标问卷一 Bid Commercial Assessment Questionnaire I	2018年7月17日 17th Jul 2018
4	天津市美银房地产开发有限公司 Tianjin Meiyin Real Estate Development Co.Ltd.	商务议标问卷二 Bid Commercial Assessment Questionnaire II	2018年10月19日 19TH Oct, 2018

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（5）议标文件及澄清文件

Bid assessment document and clarification document

（6）回标文件Respond document to the tender/bid

在合同订立及履行过程中形成的与合同有关的文件均构成合同文件组成部分。若合同中所述条款、内容及含义有不清楚、意义含糊、出现矛盾或不一致，则应按上述文件的优先顺序解释。如乙方发现任何本合同的组成部分之间有任何不一致或歧义时，应及时以书面方式向甲方指出不一致或歧义之处。甲方有权就此发出有关指令予以解释，该指令为最终决定，乙方应予遵守。

Documents coming into being during the course of contract establishment and execution constitute as part of contract document. In case of ambiguity, amphibology, ambivalence or discrepancy in the contract clause, content and meaning, priority listed above shall be followed to explain. If Party B finds out any discrepancy or ambiguity in the constituents of the contract, it shall point it out in time the discrepancy or ambiguity to Party A. Party A is entitled to give out order to explain the pointed out; the order is an ultimate decision which shall be binding upon Party B.

上述各项合同文件包括合同当事人就该项合同文件所作出的补充和修改，属于同一类内容的文件，应以最新签署的为准。

Every part of contract document above mentioned includes supplement and modification made by contracting parties in respect of the contract document, which is categorized as document with one type of content, bearing latest signature which shall prevail.

若回标文件及其附件（含回标文件澄清等）标准、要求高于议标文件或者其他文件的，或者有利于甲方的，则该部分按回标文件的该等标准、要求执行。回标文件及其附件（含回标文件澄清等）标准、要求是否高于其他合同文件，是否有利于甲方，以甲方的认定为准。

If standard and requirement of bid responding document and its appendix (including clarification to bid respond document ) are more stringent than those of bid assessment document or other documents or are more favorable to Party A, then the part shall be executed as per such standard and requirement of bid responding document. Party A ‘s recognition shall prevail in deciding whether or not the standard and requirement of bid responding document are more stringent than those of other contract documents or whether or not they are more favorable to Party A.

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第十五条 宽容与条款的可分割性Allowance and severability of the contract

15.1在本合同履行过程中，一方对另一方的任何违约行为给予的任何宽容、宽限或延缓行使、不行使其在本合同项下的权利，均不损害、影响或限制守约方依本合同和有关法律规定享有的一切权益、权利，并不得被视作为守约方对任何违约情况的许可，亦不得被视作为守约方放弃就任何违约行为采取法律行动的权利的放弃。

During the course of contract execution, one party ’s any allowance, tolerance or delay to exercise or not to exercise its rights under the contract in respect of the other party’s any default shall not prejudice , affect or limit observant party to enjoy all interests and rights relying on the contract and relevant law and regulation, or shall not be regarded as observant party ‘s permission to any default , nor shall it be regarded as observant party ‘s waiver to take legal measures against any default.

15.2本合同项下权利、利益和救济措施是累积性的，权利可以同时行使，也可以分别行使，且不排除法律规定的任何其他权利、利益和救济措施。

The rights, interests and relief measures under the contract are accumulated, rights may be exercised at the same time or separately and other rights, interests and relief measures required by law are not ruled out.

15.3条款的可分割性Severability of the contract clause

本合同任何条款的无效、失效不影响本合同任何其他条款的有效性、真实性和可执行性。

The void and invalidity of any clause in the contract shall not affect the validity, authenticity and enforceability of any other clauses hereof.

第十六条 反商业贿赂条款Anti-bribery clause

16.1甲乙双方都清楚并愿意严格遵守中华人民共和国反商业贿赂的法律规定，双方都清楚任何形式的贿赂和贪渎行为都将触犯法律，并将受到法律的严惩。

Party A and Party B are both informed that and would like to observe the anti-bribery laws and regulations in PRC, knowing that act of graft , corruption and negligence all violate laws and shall be punished by laws.

16.2 甲方或乙方均不得向对方或对方经办人或其他相关人员索要、收受、提供、给予合同约定外的任何利益，包括但不限于明扣、暗扣、现金、购物卡、实物、有价证券、旅游或其他非物质性利益等，但如该等利益属于行业惯例或通常做法，则须在合同中明示。

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Party A or Party B shall not claim, accept, provide with, offer any interest beyond contract agreement from the other party or its operator or other relevant person including but not limited to clear discount, hidden discount, cash, shopping card, substance, valuable coupon, tourism or other non-material interests etc. but in case such interests are industrial practice or conventional practice, they shall be indicated expressly in the contract.

16.3 甲方严格禁止甲方经办人员的任何商业贿赂行为。甲方经办人发生本条第二款所列示的任何一种行为，都是违反甲方公司制度的，都将受到甲方公司制度和国家法律的惩处。

Party A strictly forbids Party A’s operator from any bribery. Occurrence of any one of the acts by Party A’s operator against item II of this clause is in breach of Party A’s corporate governance rule and shall subject to punishment relying on Party A’s corporate governance rule and national law.

16.4 本公司（甲方）郑重提示：本公司（甲方）反对乙方或乙方经办人员为了本合同之目的与本合同以外的任何第三方发生本条第二款所列示的任何一种行为，该等行为都是违反国家法律的行为，并将受到国家法律的惩处。

The company (Party A ) formally reminds that: the company (Party A) opposes to any one of the acts listed in the item II of this clause committed for the purposes of the contract by Party B and PartyB’s operator with any third party out of the contract, such act are all violating national laws and shall be punished by law.

16.5 如因一方或一方经办人违反上述第二款、第三款、第四款之规定，给对方造成损失的，应承担损害赔偿责任。

In case of breach of rules in above item II, item III and item IV by one party or its operator, which results in losses to the other party, then liability for damages shall be borne.

16.6 本条所称“其他相关人员”是指甲乙方经办人以外的与合同有直接或间接利益关系的人员，包括但不仅限于合同经办人的亲友。

“Other relevant person”in this clause refers to persons who have direct or indirect interest in the contract and who are not Party A’s operator or Party B’s operator, including but not limited to relatives of contract operators.

第十七条 反虚假宣传条款Anti-sham propaganda clause

17.1甲、乙双方均清楚并愿意严格遵守中华人民共和国《著作权法》、《商标法》、《专利法》、《反不正当竞争法》等知识产权类、合同法及广告法等相关法律的规定，双方均有权就本合同所约定事项以约定方式在约定范围内进行真实、合理的使用或宣传，但不得涉及合同所约定的保密内容。为避免商标侵权及不当宣传等风险的发生，双方均同意，在使用对方的商标、品牌、企业名称等进行宣传前，均须获得对方事先的书面认可，否则，不得进行此类使用或宣传。双方在此承诺，会积极响应对方提出的就合作事项的合理使用或宣传申请。双方均承认，未经对方事先书面同意而利用其商标、品牌及企业名称等进行商业宣传；虚构合作事项；夸大合作范围、内容、效果、规模、程度等，均属对本合同的违反，并可能因虚假宣传构成不正当竞争，守约方或被侵权人将保留追究相应法律责任的权利。

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Party A and Party B both are informed that and would like to observe laws of intellectual property rights, contract law and advertisement law and other relevant laws like “Copyright Law”, “Trademark Law”. “Patent Law”, “Anti-Unfair Competition Law” and both are entitled to carry out authentic and reasonable use or propaganda in agreed way within agreed scale in respect of the agreed issues in the contract, not touching the confidential content agreed in the contract. To avert risks of infringement on trademark, inappropriate propaganda, both agree to acquire the other party’s written approval before using the other party’s trademark, brand, corporation name etc. for propaganda, otherwise they are not allowed to use them. Both promise to proactively respond to the other party’s request of appropriate use or propaganda in respect of the cooperation. Both admit that without the other party’s approval, the use of its trademark, brand and corporation name in commercial propaganda, falsifying cooperation, exaggerating cooperation scope, content, effect, scale, extent etc. are all in breach of the contract and probably constitute as unfair competition due to false propaganda, observant Party and the infringed party reserve rights to look into corresponding legal liability.

”

第十八条 通知与送达Notice and service

18.1以本合同为目的或与之相关的任何通知均应以亲自递交、邮递、特快专递或传真发至本合同列明的联系地址和/或联系方式，否则不发生效力。如果拟接受通知的合同一方的联系地址和/或联系方式发生变更，则其应在发生变更情况之日起一日内以书面形式通知另一方。

Any notice for the purpose of the contract or relating to the contract shall all be sent to the indicated address and /or contact in way of personal delivery, post, express mail or facsimile, otherwise the notice shall not come into effect. In case of any change to the address and/or contact of the proposed receiver of the notice, it shall notify the other party in writing within one day upon the date of change.

18.2通知被视为送达的日期应按如下方法决定：Date regarded as when notice being served shall be decided in following way:

a专人递交的通知在专人递交之时视为有效送达；

A notice is effectively served the moment it is personally delivered by hand to the designated person;

b以（预付邮资）的邮政EMS发出的通知，应在寄出日（以邮戳为准）后第三日视为有效送达；

A notice post by EMS with prepaid postage is effectively served on the third day after the posting day ( as per the post stamp)

c以图文传真发出的通知，在传送日后第一个工作日视为有效送达。

A notice sent by facsimile is effectively served on the first work day after the sending day

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----------------------------------（以下无正文，转本合同的签署页）----------------------------------

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----------------------------------（本页无正文，为《销售服务合同》的签署页）----------------------------------

甲方：天津市美银房地产开发有限公司（盖章）

Party A: Tianjin Meiyin Real Estate Development Co. Ltd.(Stamp)

法定代表人或授权代表（签字）：

Legal representative or authorized representative (signature)

/s/ Mei Geng

Legal Representative of Tianjin Meiyin Real Estate Development Co. Ltd

签署日期：	年	月	日

Signing date	year	month	day

乙方：天津明大嘉和置业股份有限公司（盖章）

Party B: Tianjin Mingda Jiahe Real Estate Co. Ltd. (stamp)

/s/ Siping Xu

Legal Representative of Tianjin Mingda Jiahe Real Estate Co. Ltd.

法定代表人或授权代表（签字）：

Legal representative or authorized representative (signature)

签署日期：	年	月	日

Signing date	year	month	day

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附件一：appendix I《销售服务工作大纲》”Sales Service Outline”

负责本项目的销售服务工作in charge of sales service for the project

1.负责进行销售人员培训及现场销售组织架构的派驻。

In charge of training salesmen and residing of on-site sales organizational structure

2.负责销讲资料、付款方式及认购书、预售（销售）合同签订样本等销售文案资料和销售工作中所需的各种文件和表格的准备，上述所有销售文件都须经甲方指定负责人签字确认后方可执行。

In charge of material lecture, preparation of all kinds of documents and tables required in sales paper work and sales implementation e.g. term of payment and Deal Confirmation Form (sales), pre-sales (sales) contract specimen etc. all above documents shall be executed after being signed and confirmed by Party A’s designated chief.

3.客户接待、解说、促进成交、签约等销售事项，并做好相关的销控。

Sales issues like Client entertainment, explanation, deal promotion, signing off etc. and making good control

4.定期向甲方书面汇报销售进展情况，每月提供销售情况统计分析并及时听取甲方意见，修正销售方案，确保销售工作顺利进行。

Report regularly to Party A about sales progress, provide monthly sales statistics and hear from Party A , rectify sales proposal to assure smooth progress

5负责保管甲方提供的全部资料及销售中产生的各种原始凭证及资料，本协议终止时负责全部移交甲方。

In charge of maintaining all materials delivered by Party A, all kinds of vouchers and data incurred in sales, transfer all of them to Party A upon expiration of the agreement.

6.乙方在服务销售中，按市房地局有关规定为标准，做到热情、礼貌、专业、诚意。

Party B provides sales service enthusiastically, politely, professionally and sincerely following relevant rules from Municipal House Administration Bureau.

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附件二：成交确认书Deal confirmation Form

1、成交客户信息：Client of Deal

客户姓名Client name：___________________________ 客户性别Gender：

所属国籍Nationality：___________________________ 手机号码Cellphone：

证件类型ID type：___________________________ 证件号码： ID No.

联系地址Add.： ___________________________

2、该客户所购房屋信息：Information for the sold house

成交总价Aggregate price：___________________________ (大写in capitalized words)：

成交时间Date：___________________________

成交地址：Add. : ___________________________

3、分销经纪人信息（若有if any）Broker information for distribution：

分销经纪人姓名Broker name：___________________________ 联系电话：Tel

身份证号码：ID No.

4、兹确认第（1）条所述客户由分销经纪人 ____________ 向 ______________ 公司推荐，且现该客户已于 年__月___日与我司签订房屋预售/销售合同（房管局网签合同）等证明买卖关系成立的有效合同。

It is hereby to certify that the so mentioned client under the leading by broker        to company        , has signed valid contracts e.g. pre-sales/sales contract (House Administration Bureau On-line Contract)etc. which may evidence the establishment of sales transaction.

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客户签名：Client signature

代理公司项目经理（签名）：Agent project manager (signature)

项目营销部总监（签名）：Director for project marketing department (signature)

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